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                                                            EXHIBIT 11

                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                Statement re Computation of Per Share Earnings


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three and nine month periods ended September 30, 2000 and 1999.



                                                   Basic     Diluted
                                                  Earnings   Earnings
                                                 Per Share  Per Share
                                                 ---------  ---------
                     (amounts in thousands, except per share data)

For the three months ended September 30, 2000:

 Net income                                       $ 5,273      5,273
                                                  =======     ======

  Weighted average number of common
  shares outstanding                               13,740     13,740
 Common share equivalents resulting
  from dilutive stock options                           -        106
                                                  -------     ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                               13,740     13,846
                                                  =======     ======

 Net income per common share                      $  0.38       0.38
                                                  =======     ======


For the three months ended September 30, 1999:
 Net income                                       $ 4,576      4,576
                                                  =======     ======

 Weighted average number of common
  shares outstanding                               13,531     13,531
 Common share equivalents resulting
  from dilutive stock options                           -         71
                                                  -------     ------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                               13,531     13,602
                                                  =======     ======

 Net income per common share                      $  0.34       0.34
                                                  =======     ======

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                                                   Basic       Diluted
                                                 Earnings     Earnings
                                                Per Share    Per Share
                                                ---------    ---------
                          (amounts in thousands, except per share data)


For the nine months ended September 30, 2000:

 Net income                                       $15,498     15,498
                                                  =======     ======

  Weighted average number of common
  shares outstanding                               13,695     13,695
 Common share equivalents resulting
  from dilutive stock options                           -        142
                                                  -------     ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                               13,695     13,837
                                                  =======     ======

 Net income per common share                      $  1.13       1.12
                                                  =======     ======



For the nine months ended September 30, 1999:
 Net income                                       $13,198     13,198
                                                  =======     ======

 Weighted average number of common
  shares outstanding                               13,511     13,511
 Common share equivalents resulting
  from dilutive stock options                           -        109
                                                  -------     ------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                               13,511     13,620
                                                  =======     ======

 Net income per common share                      $  0.98       0.97
                                                  =======     ======